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                          [LETTERHEAD OF HALE AND DORR]


                                                                   EXHIBIT 8.1



                                       March 5, 2002

Infineon Technologies AG
St.-Martin-Strasse 53
D-81541 Munich
Federal Republic of Germany

           Re:   Offering of Ordinary Registered Shares and Debt Securities
                 ----------------------------------------------------------

Ladies and Gentlemen:

      This opinion is being delivered to you in connection with the filing of a registration statement (the "Registration Statement") on Form F-3 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering by Infineon Technologies AG (the "Company") of ordinary registered shares (the "Ordinary Registered Shares"), in the form of Ordinary Registered Shares and American Depositary Shares (together, the "Shares"), and debt securities (the "Debt Securities").

      In our capacity as counsel to the Company in connection with the filing of the Registration Statement, and for purposes of rendering this opinion, we have examined and relied upon the Registration Statement and the exhibits thereto and such other documents as we considered relevant to our analysis. In our examination of documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. We have assumed that all parties to all documents examined by us have acted, and will act, in accordance with the terms of such documents, and that the transactions relating to the offering of the Ordinary Shares and Debt Securities will be carried out in accordance with the terms of the governing documents without any amendments thereto or waiver of any terms thereof.

      The conclusions expressed herein represent our judgment as to the proper treatment of certain aspects of the ownership and disposition of Shares and Debt Securities by a U.S. holder (as defined in the Registration Statement) under the income tax laws of the United States based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, case law, and rulings and other pronouncements of the Internal Revenue Service (the "IRS") as in effect on the date of this opinion. No assurances can be given that such laws will not be amended or otherwise changed, or that such changes will not affect the conclusions expressed herein. Nevertheless, we undertake no responsibility to advise you of any developments after the date of this opinion in the application or interpretation of the income tax laws of the United States.

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Infineon Technologies AG
March 5, 2002
Page 2


      Our opinion represents our best judgment of how a court would decide if presented with the issues addressed herein and is not binding upon either the IRS or any court. Thus, no assurances can be given that a position taken in reliance on our opinion will not be challenged by the IRS or rejected by a court.

      On the basis of, and subject to, the foregoing, and in reliance upon the assumptions described above, we are of the opinion that the material federal income tax consequences of ownership and disposition of Shares and Debt Securities by U.S. holders are accurately described in the discussion under the caption "Taxation -- United States Taxation" in the Registration Statement, subject to the limitations and qualifications described therein.

      No opinion is expressed as to any United States federal income tax consequence of the ownership or disposition of Shares or Debt Securities except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein.

      This opinion is intended solely for the purpose of inclusion as an exhibit to the Registration Statement. It may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the Registration Statement in connection with references to this opinion. In giving this consent, however, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                       Very truly yours,



                                       HALE AND DORR LLP